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                                                                     Exhibit 4.3

                                AMENDMENT NO. 1

                                      To

               1997 PINNACLE OIL INTERNATIONAL, INC. STOCK PLAN

The 1997 Pinnacle Oil International, Inc. Stock Plan is hereby amended by the Board of Directors of Pinnacle Oil International, Inc. pursuant to the authority granted to it under section 19(d) of such Plan as follows:

1.  The Definition of Consultant in section 1(l) of the Plan is hereby revised
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    in its entirety to read as follows:

    (l)  "Consultant" shall mean any natural person who, in a capacity other
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         than as an Employee or Director, provides bona fide services pursuant to a contract in a consulting or advisory capacity to the Company and/or to any Parent and/or to any Subsidiary other than any services pursuant to a contract within the parameters set forth in section 1(o)
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         relating to Eligible Persons.

2.  The Definition of Eligible Person in section 1(o) of the Plan is hereby
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    revised in its entirety to read as follows:

    (o)  "Eligible Person" shall mean any Person who, at the applicable time of
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         the grant or award of an Award under the Plan, is an Employee, a
         Director, and/or a Consultant who is a natural person. Notwithstanding the foregoing ,

         (i) no Award hereunder may be granted to any Person, even if otherwise an Eligible Person, with respect to any circumstances which would not be considered to be either a bonus or reward for services provided, or compensation for goods or services rendered; and

         (ii) no Award hereunder may be granted to any Consultant for any services rendered wholly or partially in connection with the offer and sale of securities in a capital-raising transaction or which services directly or indirectly promote or maintain a market for the Company's securities.

    The interpretation of Consultant shall, in all cases, be made in reference to Rule 701 promulgated under the Securities Act or, following such time as the Company shall become a Reporting Company, as allowed under Form S-8 promulgated under the Securities Act.